Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☒	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

Alabama	63-0371391
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1900 Fifth Avenue North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip code)

Doug Milner

Senior Vice President

Regions Bank

Corporate Trust

3773 Richmond Avenue, Suite 1100

Houston, Texas 77046

Phone: (713) 244-8041

(Name, address and telephone number of agent for service)

Southwestern Energy Company

(and the subsidiaries identified below in the Table of Subsidiary Guarantor Registrants)

(Exact name of obligor as specified in its charter)

Delaware	71-0205415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10000 Energy Drive

Spring, Texas 77389

(832) 796-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Senior Debt Securities

SUBSIDIARY GUARANTOR REGISTRANTS (1)

Exact Name of Additional Registrants	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
A.W. Realty Company, LLC	Texas	71-0422314
Angelina Gathering Company, L.L.C.	Texas	26-4388727
SWN Drilling Company, LLC	Texas	20-3708831
SWN E & P Services, LLC	Texas	N/A (2)
SWN Energy Services Company, LLC	Texas	71-0794468
SWN International, LLC	Delaware	N/A (2)
SWN Midstream Services Company, LLC	Texas	20-3230804
SWN Producer Services, LLC	Texas	N/A (2)
SWN Production Company, LLC	Texas	71-0358796
SWN Production (Louisiana), LLC	Texas	82-3993623
SWN Production (Ohio), LLC	Texas	27-4681664
SWN Water Resources Company, LLC	Texas	82-4186977
SWN Well Services, LLC	Texas	80-0804278

(1)

One or more of the above registrants, each a Subsidiary Guarantor Registrant, may fully and unconditionally guarantee, on a joint and several basis, subject to customary release provisions, any series of debt securities of Southwestern Energy Company offered by the prospectus contained as part of this registration statement as set forth in a related prospectus supplement.

(2)	Single member LLC with no EIN.

The address, including zip code, and telephone number, including area code, of each of the Subsidiary Guarantor Registrant’s principal executive offices is 10000 Energy Drive, Spring, Texas 77389, telephone (832) 796-1000. The name, address, and telephone number of the agent for service for each Subsidiary Guarantor Registrant is Christopher W. Lacy, Southwestern Energy Company, 10000 Energy Drive, Spring, Texas 77389, telephone (832) 796-1000.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309

Alabama State Banking Department, 401 Adams Ave., Montgomery, Alabama 36104

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	Articles of Amendment to Articles of Incorporation, including Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-223626) filed with the Securities and Exchange Commission).

Exhibit 2.	Not applicable

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-202769) filed with the Securities and Exchange Commission).

Exhibit 4.	A copy of the bylaws of the trustee as now in effect (incorporated by reference to Exhibit 4 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-4 (File No. 333-227903) filed with the Securities and Exchange Commission).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a state-chartered bank organized under the laws of the state of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, Texas on the 22nd day of May 2023.

REGIONS BANK

/s/ Doug Milner
Doug Milner
Senior Vice President

EXHIBIT 6

May 22, 2023

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen

In accordance with Section 321(b) of the Trust Indenture Act of 1939, Regions Bank hereby consents that reports of examination of Regions Bank by Federal, State, Territorial or District regulatory authorities may be furnished by such regulatory authorities to the Securities and Exchange Commission upon request therefor.

Dated: May 22, 2023

Very truly yours,

REGIONS BANK

/s/ Doug Milner
Doug Milner
Senior Vice President

Exhibit 7

REGIONS BANK

Consolidated Report of Condition of

Regions Bank

As of the close of business on December 31, 2022

(Attached)

(Dollar Amounts in Thousands)	Amount
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin (1)	$2,927,000
Interest-bearing balances (2)	9,144,000
Securities:
Held-to-maturity securities (3)	801,000
Available-for-sale debt securities	27,912,000
Equity securities with readily determinable fair values not held for trading (4)	344,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell (5, 6)	0
Loans and lease financing receivables:
Loans and leases held for sale	338,000
Loans and leases held for investment	97,009,000
LESS: Allowance for loan and lease losses (7)	1,464,000
Loans and leases held for investment, net of allowance	95,545,000
Trading assets	16,000
Premises and fixed assets (including capitalized leases)	2,177,000
Other real estate owned	12,000
Investments in unconsolidated subsidiaries and associated companies	129,000
Direct and indirect investments in real estate ventures	0
Intangible assets	6,337,000
Other assets (6)	8,521,000

Total assets	$154,203,000

LIABILITIES
Deposits:
In domestic offices	$133,792,000
Noninterest-bearing (1)	53,371,000
Interest-bearing	80,421,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	0
Noninterest-bearing	0
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices (2)	0
Securities sold under agreements to repurchase (3)	0
Trading liabilities	0
Other borrowed money (includes mortgage indebtedness)	9,000
Subordinated notes and debentures (4)	496,000
Other liabilities	4,768,000

Total liabilities	139,065,000

EQUITY CAPITAL
BANK EQUITY CAPITAL
Perpetual preferred stock and related surplus	$0
Common stock	0
Surplus (exclude all surplus related to preferred stock)	16,399,000
Retained earnings	2,078,000
Accumulated other comprehensive income (5)	(3,343,000)
Other equity capital components (6)	0

Total bank equity capital	15,134,000
Noncontrolling (minority) interests in consolidated subsidiaries	4,000

Total equity capital	15,138,000

Total liabilities and equity capital	$154,203,000

(1)	Includes noninterest-bearing demand, time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances.
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.